UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

ALERIS INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Companywide Announcement

TO:	All Employees

FROM:	Steve Demetriou, Chairman & CEO

DATE:	August 8, 2006

RE:	Merger Agreement with Texas Pacific Group

Today, Aleris International, Inc. entered into a definitive agreement to be acquired by Texas Pacific Group (TPG) for $52.50 per share in a transaction valued at $3.3 billion. We expect to close the transaction early in 2007, subject to stockholder and mandatory regulatory approvals. I believe this is a winning situation for all concerned - our investors, our customers, our suppliers and our employees.

Our Board of Directors supports the agreement and will urge stockholders to approve the proposal. We do not expect the transaction to affect the financial flexibility we need to execute our strategic plan. TPG, a leading private investment firm with more than $30 billion in assets, is excited about Aleris’s future and growth prospects.

The change in ownership means that, once the transaction is complete, Aleris will be a privately held company rather than one whose stock is traded on the New York Stock Exchange. Our global headquarters will remain in Beachwood. We will continue to operate as we have been - with a focus on achieving excellent results, maintaining a sense of urgency and driving to improve every aspect of our business. Our management team remains unchanged and our corporate structure, benefits, programs and everything else that makes Aleris a great company to work for are unchanged.

TPG is an organization that maintains a strong commitment to excellence. TPG’s portfolio includes well-known companies such as Burger King, J. Crew, Seagate Technology, MGM, Punch Taverns, TIM Hellas Telecommunications, Debenhams Limited, Findexa Limited, Lenovo and Eutelsat S.A.

I know that a change at this level can seem disconcerting, but I firmly believe that we can help orchestrate a smooth transition, and that this transaction will provide new opportunities for our company going forward. For more information about TPG, visit their website at www.texaspacificgroup.com.

Important Additional Information Regarding the Merger will be Filed with the SEC

In connection with the proposed merger, Aleris International, Inc. (the “Company”) will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC’s web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Aleris International, Inc., Investor Relations, 25825 Science Park Drive, Beachwood, Ohio, 44072. Telephone: (216) 910-3634.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of the Company stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the merger when it becomes available.

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

The information contained herein contains certain forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These include statements that contain words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and similar expressions intended to connote future events and circumstances, and include statements regarding future actual and adjusted earnings and earnings per share; future improvements in margins, processing volumes and pricing; overall 2006 operating performance; anticipated higher adjusted effective tax rates; expected cost savings; success in integrating the Company’s recent acquisitions, including the acquisition of the downstream aluminum businesses of Corus Group plc; its future growth; an anticipated favorable economic environment in 2006; future benefits from acquisitions and new products; expected benefits from changes in the industry landscape and post-hurricane reconstruction; and anticipated synergies resulting from the merger with Commonwealth, the acquisition of the downstream aluminum businesses of Corus Group plc and other acquisitions. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties would include, without limitation, the Company’s levels of indebtedness and debt service obligations; its ability to effectively integrate the business and operations of its acquisition; further slowdowns in automotive production in the U.S. and Europe; the financial condition of the Company’s customers and future bankruptcies and defaults by major customers; the availability at favorable cost of aluminum scrap and other metal supplies that the Company processes; the ability of the Company to enter into effective metals, natural gas and other commodity derivatives; continued increases in natural gas and other fuel costs of the Company; a weakening in industrial demand resulting from a decline in U.S. or world economic conditions, including any decline caused by terrorist activities or other unanticipated events; future utilized capacity of the Company’s various facilities; a continuation of building and construction customers and distribution customers reducing their inventory levels and reducing the volume of the Company’s shipments; restrictions on and future levels and timing of capital expenditures; retention of the Company’s major customers; the timing and amounts of collections; currency exchange fluctuations; future write-downs or impairment charges which may be required because of the occurrence of some of the uncertainties listed above; and other risks listed in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005, and quarterly report on Form 10-Q for the quarter ended March 31, 2006, particularly the sections entitled “Risk Factors” contained therein and in the section entitled “Risk Factors” contained in the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2006. The forward looking statements contained herein are made only as of the date hereof. We do not assume any obligation to update any of these forward-looking statements.